EXHIBIT 10.1

PROS HOLDINGS, INC.
NOTICE OF GRANT OF PERFORMANCE RESTRICTED STOCK UNITS
(For U.S. Participants)
PROS Holdings, Inc. (the “Company”) has granted to the Participant an award of Performance Restricted Stock Units (the “Award”) pursuant to the Company’s 2017 Equity Incentive Plan (the “Plan”) and the Performance Restricted Stock Units Agreement attached to this Grant Notice (the “Agreement”), each of which entitles the Participant to the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	________________
Date of Grant:	________________
Expiration Date:	________________
Target Number of Units:	_______________, subject to adjustment as provided by the Agreement.
Maximum Number of Units:	_______________, which is 200% of the Target Number of Units, subject to adjustment as provided by the Agreement.
Performance Period:	Two Company fiscal years beginning _______ and ending _______.
Performance Metric:	Performance Metric, as defined in the attached Performance Goal Appendix (the “Performance Metric”).
Earned Units:
Except as provided by the Agreement, the number of Earned Units, if any (not to exceed the Maximum Number of Units), shall be determined by the Committee based on the extent to which the Performance Targets with respect to the Performance Metric are achieved during the Performance Period in accordance with the attached Performance Goal Appendix.

Vesting Date:	________________
Vested Units:
Except as provided by the Agreement, provided that the Participant’s Service has not terminated prior to the Vesting Date, 100% of the Earned Units, if any, shall become Vested Units on the Vesting Date.

Accelerated Vesting on Participant’s Death or Disability:
Notwithstanding any other provision contained in the Agreement, in the event of Participant’s death or Disability (as defined in the Plan), all unvested Earned Units (as calculated with the Performance Period ending on the date of such death or Disability), if any, shall become Vested Units on the date of such death or Disability.

Settlement Date:	For each Vested Unit, except as otherwise provided by the Agreement, a date occurring no later than the 30th day following the Vesting Date.
Employment Agreement:	The Employment Agreement between the Company and the Participant, dated ________.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice, the attached Performance Goal Appendix, the Agreement and the Plan, all of which are made a part of this document. The Participant acknowledges that copies of the Agreement, the Plan and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the foregoing documents, and hereby accepts the Award subject to all of their terms and conditions.

PROS HOLDINGS, INC.		PARTICIPANT
By:	____________________	By:	____________________
Name:	____________________	Print Name:	____________________
Title:	____________________
Address:	3100 Main Street Suite 900 Houston, TX 77002	Address:	____________________

ATTACHMENTS:	Performance Goal Appendix, 2017 Equity Incentive Plan, as amended to the Date of the Award; Performance Restricted Stock Units Agreement and Plan Prospectus

PERFORMANCE GOAL APPENDIX
TO
PROS HOLDINGS, INC.
NOTICE OF GRANT OF
PERFORMANCE-BASED RESTRICTED STOCK UNITS
(For US Participants)
Participant: ________________________        Date of Grant: ________________________
The following Performance Metric and related Performance Targets constitute the Performance Goals applicable to the Award. The extent to which the Performance Goals are attained during the Performance Period will determine the portion of the Maximum Number of Units subject to the Award which become Earned Unit:
PERFORMANCE GOAL:
1.    Performance Metric: ______________________
2.    Performance Target: The Performance Metric threshold, target and maximum goal for the determination of earned units are shown below:
DETERMINATION OF EARNED UNITS:

Percentage Attainment of Performance Target and Resulting Earned Unit
	Threshold	Target	Maximum
[Performance Metric]	[xxx]	[xxx]	[xxx]
% Attained	50%	100%	200%
Earned Units Subject to Performance Goal	[xxx]	[xxx]	[xxx]

If the percentage attainment of a Performance Target is less than 50%, the number of Earned Units subject to that Performance Goal will be zero. If the percentage attainment of a Performance Target is 200% or more, the number of Earned Units subject to the Performance Goal will be the total number of Units subject to the Performance Goal. Linear interpolation will be used to determine the number of Earned Units if the percentage attainment of a Performance Target falls between the levels represented in the above table. Each number of Units set forth in the above table will be increased on a pro rata basis by the number of Dividend Equivalent Units credited with respect to such Units prior to the Settlement Date.
END OF PERFORMANCE GOAL APPENDIX

PROS HOLDINGS, INC.
PERFORMANCE RESTRICTED STOCK UNITS AGREEMENT
(U.S. Participants)

PROS Holdings, Inc. has granted to the Participant named in the Notice of Grant of Performance Restricted Stock Units (the “Grant Notice”) to which this Performance Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Performance Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice, the Performance Goal Appendix and this Agreement. The Award has been granted pursuant to the PROS 2017 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, the Performance Goal Appendix, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, the Performance Goal Appendix, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, the Performance Goal Appendix, this Agreement or the Plan.
1.Definitions and Construction.

1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice, the Performance Goal Appendix or the Plan.

(a)“Award Term” means the period beginning on the Date of Grant and ending on the Vesting Date.
(b)“Cause” means “Cause” as defined by the Employment Agreement.
(c)“Dividend Equivalent Units” mean additional Performance Restricted Stock Units credited pursuant to Section 3.3. Unless otherwise specified, all references to a “Section” herein shall be to this Agreement.
(d)“Good Reason” means “Good Reason” as defined by the Employment Agreement.
(e)“Involuntary Termination” means the termination of the Participant’s Service either (i) by the Company other than for Cause, excluding as a result of the Participant’s death or Disability, or (ii) by the Participant for Good Reason.
(f)“Units” mean the Performance Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 9.
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

All questions of interpretation concerning the Grant Notice, the Performance Goal Appendix, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
3.The Award.

3.1    Grant of Performance Restricted Stock Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, up to the Maximum Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 3.3 and Section 9. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice, the Performance Goal Appendix and this Agreement one (1) share of Stock.
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the vesting of the Units, or issuance of shares of Stock) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
3.3    Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to the Award with respect to which they have been credited.

4.Determination of Earned Units.

4.1    Determination Following Performance Period. As soon as practicable following the end of the Performance Period, but in any event no later than the Vesting Date, the Committee shall determine the extent to which the Performance Goals set forth in the Performance Goal Appendix have been attained during the Performance Period and the resulting number of Units (not to exceed the Maximum Number of Units) which have become Earned Units.

4.2    Determination Upon Change in Control During Performance Period. In the event of a Change in Control prior to the first anniversary of the commencement of the Performance Period, fifty percent (50%) of the Maximum Number of Units shall be deemed to have become Earned Units and Vested Units effective as of, and shall be settled in accordance with Section 7, immediately prior to the consummation of the Change in Control. In the event of a Change in Control on or after the first anniversary of the commencement of the Performance Period and prior to the completion of the Performance Period, the Performance Period shall end on the last day of the Company’s most recently completed fiscal quarter prior to the Change in Control, and the number of Earned Units shall be determined in accordance with Section 4.1 and shall become Vested Units as of, and shall be settled in accordance with Section 7, immediately prior to the consummation of the Change in Control.
4.3    Forfeiture of Unearned Units. Upon the Committee’s determination of the number of Earned Units, the Participant shall automatically forfeit to the Company without consideration all Units not determined by the Committee to be Earned Units.
5.Vesting of Earned Units.

5.1    Normal Vesting. Except as otherwise provided by this Section 5, Earned Units shall vest and become Vested Units on the Vesting Date as provided in the Grant Notice. Dividend Equivalent Units shall become Vested Units at the same time as the Earned Units with respect to which they have been credited.
5.2    Adjustment for Leave of Absence or Part-Time Work. Unless otherwise required by law or Company policy, if the Participant takes one or more unpaid leaves of absence in excess of thirty (30) days in the aggregate during the Award Term, the number of Earned Units which would otherwise become Vested Units shall be prorated on the basis of the number of days of the Participant’s Service during the Award Term during which the Participant was not on an unpaid leave of absence. Unless otherwise required by law or Company policy, if the Participant commences working on a part-time basis during the Award Term, the Committee may, in its discretion, reduce on a pro rata basis (reflecting the portion of the Award Term worked by the Participant on a full-time equivalent basis) the number of Earned Units which would otherwise become Vested Units, or provide that the number of Earned Units which would otherwise become Vested Units shall be reduced as provided by the terms of an agreement between the Participant and the Company pertaining to the Participant’s part-time schedule.
5.3    Involuntary Termination of Service Prior to a Change in Control.
(a)During Performance Period. In the event of the Participant’s Involuntary Termination, excluding as a result of the Participant’s death or Disability, prior to completion of the Performance Period and prior to a Change in Control, no portion of the Units shall become Earned Units or Vested Units, and the Participant shall automatically forfeit to the Company without consideration all Units subject to the Award pursuant to Section 6.
(b)Following Completion of Performance Period. In the event of the Participant’s Involuntary Termination upon or following completion of the Performance Period but prior to the Vesting Date and prior to a Change in Control, all Units determined to be Earned Units in accordance with Section 4, if any, shall vest in full and become Vested Units effective as of the date of the Participant’s termination of Service. All such Vested Units shall be settled in accordance Section 7 on a Settlement Date that shall be no later than the 30th day following the Participant’s termination of Service.

5.4    Federal Excise Tax Under Section 4999 of the Code.
(a)    Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, in the event that any acceleration of vesting pursuant to this Agreement and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, the amount of any acceleration of vesting called for under this Agreement shall not exceed the amount which produces the greatest after-tax benefit to the Participant.
(b)    Determination by Independent Accountants. Upon the occurrence of any event that might reasonably be anticipated to subject the Participant to any excise tax pursuant to Section 4999 of the Code (an “Event”), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the “Accountants”). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 5.4(b).
6.Company Reacquisition Right.

6.1    Grant of Company Reacquisition Right. Except as provided by Section 5.3, in the event that the Participant’s Service terminates for any reason, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (the “Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”), subject to the provisions of any employment, service or other agreement between the Participant and a Participating Company referring to this Award.
6.2    Ownership Change Event, Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

7.Settlement of Vested Units.

7.1    Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, the Company shall issue to the Participant, on the Settlement Date with respect to each Vested Unit to be settled on such date, one (1) share of Stock. If a Change in Control occurs prior to completion of the Performance Period, the Settlement Date shall occur immediately prior to the consummation of the Change in Control. Shares of Stock issued in settlement of Vested Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Company’s Insider Trading Policy.
7.2    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
7.3    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Vested Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Vested Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
7.4    Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Vested Units.

8.Tax Withholding.

8.1    In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant.

8.2    Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Insider Trading Policy, the Company may require the Participant to satisfy the tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to a Participating Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Vested Units.
8.3    Withholding in Shares. The Company may require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

9.Effect of Change in Control.

In the event of a Change in Control, any Earned Units determined in accordance with Section 4, shall vest in full and become Vested Units as of the day prior to, but conditioned upon, the consummation of the Change in Control as determined by the Board. Such Vested Units shall be settled in accordance with Section 7 effective immediately prior to the time of consummation of the Change in Control. Any portion of the Award that is not vested and settled in accordance with this Section prior to the consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of the consummation of the Change in Control.
10.Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11.Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 3.3 and Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
12.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
13.Miscellaneous Provisions.

13.1    Termination or Amendment. The Committee may amend the Plan or this Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.
13.2    Nontransferability of the Award. Prior the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
13.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, the Performance Goal Appendix, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
(b)Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 13.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).
13.6    Integrated Agreement. The Grant Notice, the Performance Goal Appendix, this Agreement and the Plan, together with the Employment Agreement and any other employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Performance Goal Appendix and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
13.7    Applicable Law. This Agreement shall be governed by the laws of the State of Texas as such laws are applied to agreements between Texas residents entered into and to be performed entirely within the State of Texas.

13.8    Section 409A.
(a)    Compliance with Code Section 409A. Notwithstanding any other provision of the Plan, this Agreement, the Performance Goal Appendix or the Grant Notice, the Plan, this Agreement, the Performance Goal Appendix and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Code Section 409A (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof). The vesting and settlement of Units awarded pursuant to this Agreement are intended to qualify for the “short-term deferral” exemption from Code Section 409A. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that the Units qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Units will be exempt from Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Units.
(b)    Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of Code Section 409A shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of Code Section 409A. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall paid to the Participant before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
13.9    Clawback Policy. By accepting this Award, the Participant hereby acknowledges and agrees that (i) this Award, and any shares the Participant may acquire under this Award in the future or any of the proceeds of selling any shares acquired pursuant to this Award, are subject to the Company's Clawback Policy, and (ii) this Award, and any shares the Participant may acquire under this Award in the future or any of the proceeds of selling any shares acquired pursuant to this Award, is subject to the terms of such Clawback Policy, as it may be amended from time to time by the Board in the future. Such acknowledgement and agreement is a material condition to receiving this Award, which would not have been granted to the Participant otherwise.
13.10    Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
13.11    Relocation Outside the United States. If the Participant relocates to a country outside the United States, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Units and on any shares acquired under the Plan, to the extent the Company determines necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.12    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.